Exhibit 99.2

Pro Forma Financial Information

The following pro forma combined balance sheet has been derived from the consolidated balance sheet of Kirin China Holding Limited as of December 31, 2010, and consolidated balance sheet of Kirin International Holdings, Inc., formerly known as Ciglarette, Inc. (the “Company”) as of November 30, 2010, and adjusted for such information to give the effect of the acquisition of Kirin China by the Company, as if it would have existed on December 31, 2010.  The following pro forma earnings per share (EPS) statement, and adjustments for such information to give the effect that the acquisition by the Company of Kirin China occurred on the earliest date presented. The pro forma balance sheet and EPS statement are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition would have existed on December 31, 2010, December 31, 2009 or December 31, 2008.  The pro forma additional shares of 1,156,000 shares issued on March 1, 2011 are presented as if it occurred on January 1, 2009.

PRO FORMA COMBINED BALANCE SHEET

	Kirin China	Ciglarette, Inc.	Pro forma	Pro forma
	December 31, 2010	November 30, 2010	adjustments	combined

ASSETS

Cash and cash equivalents	$6,233,301	$23,158	$1,380,000	$7,636,459
Restricted cash	1,563,027	-	-	1,563,027
Accounts receivable	1,626,592	-	-	1,626,592
Revenue in excess of billings	22,395,290	-	-	22,395,290
Prepayments	2,161,176	-	-	2,161,176
Other receivables	3,324,533	-	-	3,324,533
Real estate properties and land lots under development	92,419,336	-	-	92,419,336
Property and equipment, net	230,475	-	-	230,475
Deferred tax assets	85,452	-	-	85,452

Total Assets	$130,039,182	$23,158	$1,380,000	$131,442,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accounts payable	1,266,428	-	-	1,266,428
Income taxes payable	22,152	-	-	22,152
Other taxes payable	2,936,728	-	-	2,936,728
Due to a stockholder	3,840,111	-	-	3,840,111
Other payables and accrued liabilities	6,509,337	3,425	-	6,512,762
Customer deposits	22,417,416	-	-	22,417,416
Long-term loans	19,208,083	-	-	19,208,083
Deferred tax liabilities	5,389,536	-	-	5,389,536

Total liabilities	61,589,791	3,425	-	61,593,216

Shareholders’ equity
Common stock at $0.0001 par value; 500,000,000 shares authorized; 5,891,000 and 5,601,000 shares issued and outstanding, respectively	-	589	1,411	2,000
Kirin China –Common stock ($1 par value, 50,000 shares authorized, issued and outstanding)	50,000	-	(50,000)	-
Additional paid in capital	33,966,850	44,961	1,352,772	35,364,583
Subscription receivable	(50,000)		50,000	-
Statutory reserve	407,537			407,537
Retained earnings	30,849,088	(25,817)	25,817	30,849,088
Accumulated other comprehensive income	3,225,916	-	-	3,225,916

Total shareholders’ equity	68,449,391	19,733	1,380,000	69,849,124

Total Liabilities and Shareholders’ Equity	$130,039,182	$23,158	$1,380,000	$131,442,340

PRO FORMA EARNINGS PER SHARE

	Year Ended	Year Ended	Year Ended
	December 31, 2010	December 31, 2009	December 31, 2008
Net income attributable to holders of common shares	$20,893,604	$8,152,231	$1,468,945

Net income Per Share
Basic and diluted	$1.05	$0.41	$0.08

Weighted average number of common shares outstanding
Basic and diluted	20,000,000	20,000,000	18,844,000

Notes to Pro Forma Financial Information

On March 1, 2011, the Company acquired Kirin China, that, through its subsidiary and controlled operations in the People’s Republic of China (the “PRC” or “China”), is in the business of the development and sale of residential and commercial real estate properties, and development of land lots in Xingtai city, Hebei province, China.

On March 1, 2011 (the “Closing Date”), pursuant to the terms of the Share Exchange Agreement, the Company has acquired Kirin China by agreeing to issue 18,547,297 shares of common stock of the Company.

As a result of the transactions described above, the Company became the record and beneficial owner of 100% of the share capital of Kirin China and therefore owns 100% of the share capital of its subsidiaries.

Pursuant to the terms of the Share Exchange Agreement, Kirin China’s officers and directors were appointed as the Company’s officers and directors, and Mr. Lisan Rahman resigned as a director and from all offices that he then held effective immediately. The transaction was regarded as a reverse merger whereby Kirin China was considered to be the accounting acquirer.

On the Closing Date and immediately following the closing of the Share Exchange Agreement, the Company completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each Unit consisting of 4 shares of common stock, a three-year series A warrant to purchase 1 share of common stock of the Company, at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase 1 share of common stock of the Company, at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.  As a result of the Offering, the Company issued an aggregate of 276,000 shares of its common stock and warrants to acquire an aggregate of 138,000 shares of our common stock to the investors in the Offering.  The exercise price for Investor Warrants is subject to a downward ratchet provision.  As a result, the fair value of Investor Warrants will be classified as liability and the changes in the fair value of Investor Warrants will be recognized in earnings until such time as the Investor Warrants are exercised or expired.  In addition, the Company issued 880,000 shares of common stock to the Placement Agent in connection with the Offering.

As a result of the Share Exchange Agreement and the Offering, the Company will have 20,000,000 shares of common stock issued and outstanding.

The preceding pro forma combined balance sheet and earnings per share represents the combined financial position of Kirin China and its subsidiaries, and the Company as of December 31, 2010, as if the closing of the Share Exchange Agreement and the Offering occurred on January 1, 2009.

The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Kirin China and its subsidiaries the Company, and the Offering had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the results of future operations.

Assumptions and adjustments:

1)
At closing and pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Kirin China in exchange for the issuance of 18,547,297 common shares of the Company.  Immediately prior to the share exchange, 3,094,297 restricted shares of the Company’s common stock then outstanding were cancelled and retired, and 2,500,000 shares of the Company’s common stock were cancelled pursuant to the Spin-Out in which the Company sold its 80%-owned subsidiary Ciglarette International, LLC to Mr. Lisan Rahman;

2)	At closing, common stock of Kirin China will be reclassified to additional paid-in-capital to reflect the additional shares of common stock issued as part of the Share Exchange Agreement;

3)	At closing, retained earnings of the Company will be reclassified to additional paid-in-capital to reflect the consequence of the reverse merger transaction;

4)
On the Closing Date and immediately following the share exchange, the Company completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each Unit consisting of 4 shares of common stock, a three-year series A warrant to purchase 1 share of common stock of the Company, at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase 1 share of common stock of the Company, at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.In addition, the Company issued 880,000 shares of its common stock the Placement Agent, in connection with the Offering.